EXHIBIT 5(a)

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

BANK OF AMERICA PLAZA

600 PEACHTREE STREET, N.E. - SUITE 5200

ATLANTA, GEORGIA 30308-2216

www.troutmansanders.com

TELEPHONE: 404-885-3000

FACSIMILE: 404-885-3900

May 24, 2006

The Southern Company

270 Peachtree Street, N.W.

Atlanta, Georgia 30303

Re:	The Southern Company

Registration Statement on Form S-8 filed May 24, 2006

Ladies and Gentlemen:

We have examined the above-captioned registration statement (the “Registration Statement”) proposed to be filed by The Southern Company (“Southern”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of shares of its common stock, par value $5 per share (the “Stock”), for sale pursuant to the Southern Company 2006 Omnibus Incentive Compensation Plan (the “Plan”). We have also examined certified copies of Southern’s Certificate of Incorporation, as amended, and of its by-laws and have reviewed minutes of the proceedings relating to the issuance and sale of the Stock. We are of the opinion that:

(a)      Upon compliance with the relevant provisions of the Act and upon compliance with the securities or “Blue Sky” laws of any jurisdiction applicable thereto, Southern may legally issue and sell the Stock without obtaining the consent or approval of any other governmental authority.

(b)      When the necessary consents or approvals as referred to in paragraph (a) hereinabove have been obtained, when the required consideration for the Stock has been delivered in accordance with the Plan and when certificates for the Stock have been executed by Southern, countersigned and registered by the transfer agent and registrar and delivered in accordance with the Plan, the Stock newly issued for sale under the Plan will be valid and legally issued, fully paid and non-assessable shares of Southern.

ATLANTA • HONG KONG • LONDON • NEW YORK • NORFOLK • RALEIGH

RICHMOND • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

The Southern Company

May 24, 2006

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Troutman Sanders LLP

TROUTMAN SANDERS LLP